EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Marco Hanig, President of AFA Multi-Manager Credit Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended October 31, 2021 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Marco Hanig
Marco Hanig
President and Principal Executive Officer
January 7, 2022

I, Rafi Labourdette, Treasurer of AFA Multi-Manager Credit Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended October 31, 2021 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Rafi Labourdette
Rafi Labourdette
Treasurer and Principal Financial Officer
January 7, 2022

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.